Exhibit 10.25

FIRST AMENDMENT TO

QUESTAR CORPORATION

ANNUAL MANAGEMENT INCENTIVE PLAN II

THIS FIRST AMENDMENT TO QUESTAR CORPORATION ANNUAL MANAGEMENT INCENTIVE PLAN II (this “First Amendment”), made as of June 12, 2010,  is made and adopted by Questar Corporation, a Utah corporation (the “Company”).  Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan (as defined below).

WHEREAS, the Company maintains the Questar Corporation Annual Management Incentive Plan II, as amended and restated effective January 1, 2010 (the “Plan”);

WHEREAS, pursuant to Section 7(e) of the Plan, the Plan may be amended from time to time by the Company’s Board of Directors; and

WHEREAS, the Company desires to amend the Plan as set forth herein.

NOW, THEREFORE BE IT RESOLVED, that the Plan be amended as follows:

1.

The following definition of “affiliate” is added to Section 2 of the Plan in alphabetical order:

“‘affiliate’ means any entity that is treated as the same employer as the Company under Sections 414(b), (c), (m), or (o) of the Code, any entity required to be aggregated with the Company pursuant to regulations adopted under Section 409A of the Code, or any entity otherwise designated as an affiliate by the Company.”

2.

The following sentence shall be added to the end of Section 4 of the Plan:

“Notwithstanding the foregoing, the Committee may designate additional officers and key employees of an Employer as Covered Employees and/or increase a Covered Employee’s Target Bonus at any time after the commencement of a Performance Period, provided, that, if doing so would disqualify an award as ‘qualified performance-based compensation’ under Section 162(m) of the Code, such action will be taken only if the Committee determines that it would be appropriate to do so.”

3.

The following is added to the Plan as new Section 8:

“Section 8.  Assumed Amounts Attributable to Transferred Employees.  Notwithstanding any other provision herein, as of the date of the ‘Distribution’ (as such term is defined in that certain Separation and Distribution Agreement, by and between the Company and QEP Resources, Inc. (‘QEP’), dated as of June 14, 2010 (the ‘Separation Agreement’)), the Company has assumed the liabilities and obligations under the QEP Resources, Inc. Annual Management

Incentive Plan (the ‘QEP AMIP’), for the payment, if any, of an award that a Transferred Employee (as defined below) would have otherwise been entitled to receive with respect to the 2010 performance period pursuant to such terms and conditions set forth in the QEP AMIP had such Transferred Employee not incurred a termination of employment with QEP or an affiliate thereof, as a result of the transaction contemplated by the Separation Agreement, and as of the Distribution, QEP shall have no further liabilities or obligations under the QEP AMIP with respect to such Transferred Employees; provided, however, that any termination of employment with the Company or an affiliate thereof on or after the Distribution shall be deemed to be a termination of employment under the QEP AMIP solely for purposes of determining whether any such award would otherwise be payable in accordance with the terms and conditions of the QEP AMIP.  For purposes of this Section 8, a ‘Transferred Employee’ means a ‘Questar Employee’ (as defined in that certain Employee Matters Agreement, by and between the Company and QEP, dated as of June 14, 2010) who was eligible to receive an award under the QEP AMIP with respect to the 2010 performance period immediately prior the Distribution and who is designated as a participant in the Plan as of the Distribution.”

4.

This First Amendment shall be and is hereby incorporated in and forms a part of the Plan.

5.

All other terms and provisions of the Plan shall remain unchanged except as specifically modified herein.

I hereby certify that the foregoing First Amendment to the Questar Corporation Annual Management Incentive Plan II was duly adopted by the Board of Directors of Questar Corporation as of June 12, 2010.

Executed on this _____ day of _________, 2010.

By: __________________________________

Keith O. Rattie

Chairman, President and Chief Executive Officer

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